UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 18, 2019 (November 18, 2019)

GLOBAL SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-12681	13-3926714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hanover Square, 12th Floor
New York, NY 10005
(Address of principal executive offices) (Zip Code)

(212) 785-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01    Other Events.

On November 18, 2019, Global Self Storage, Inc. (the “Company”) announced it will commence the previously announced rights offering (the “rights offering”) to eligible stockholders of the Company for the purchase of up to approximately $11.6 million of newly issued shares of the Company’s common stock, par value $0.01 per share (“common stock”).

Pursuant to the rights offering, each stockholder of the Company will receive one non-transferable subscription right (“right”) for each share of common stock held as of 5:00 p.m., Eastern Time, on November 18, 2019 (the “record date”).  Every 2.7792382542 rights entitle the holder to purchase one share of common stock, at the subscription price of $4.18 per whole share of common stock (the “basic subscription right”).  Rights holders who fully exercise their basic subscription rights will be entitled to subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised basic subscription rights.  The rights offering expires at 5:00 p.m., Eastern Time, on December 13, 2019, unless extended or earlier terminated by the Company.

The rights offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-227879) (the "Registration Statement") that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 7, 2018.  The rights offering will be made only by means of the prospectus supplement (the “prospectus supplement”) and the accompanying prospectus, which will be filed with the SEC and copies of which will be mailed to all eligible record date stockholders and can be accessed through the SEC’s website at www.sec.gov.  A copy of the prospectus supplement and the accompanying prospectus may also be obtained from the information agent, Georgeson LLC, toll free at (800) 213-0473, or by mail at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.  Additional information regarding the rights offering will be set forth in the prospectus supplement and the accompanying prospectus filed with the SEC.

On November 18, 2019, the Company issued a press release in connection with the rights offering.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Also, in connection with the rights offering, the Company is filing certain ancillary documents as Exhibits 4.1 and 99.2 to this Current Report on Form 8-K and which are incorporated herein by reference.  The foregoing descriptions of Exhibits 4.1, 99.1, and 99.2 do not purport to be complete and each are qualified in their entirety by reference to the full text of such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

The Company believes that certain statements herein and in the exhibits hereto may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Actual results may differ materially from those expressed or implied.  Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the SEC.

Item 9.01    Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
4.1	Form of Subscription Rights Certificate.
99.1	Global Self Storage, Inc. Press Release, dated November 18, 2019.
99.2	Global Self Storage, Inc. Letter to Rights Holders, dated November 18, 2019.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

By:	/s/ Mark C. Winmill
Name:	Mark C. Winmill
Title:	President

Date: November 18, 2019

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Subscription Rights Certificate.
99.1	Global Self Storage, Inc. Press Release, dated November 18, 2019.
99.2	Global Self Storage, Inc. Letter to Rights Holders, dated November 18, 2019.